Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 3

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 24, 2013, between Southern Union Company, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as trustee (herein called the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 31, 1994 (the “Base Indenture”), and an Officers’ Certificate, dated as of January 31, 1994 (the “Officers’ Certificate” and together with the Base Indenture, as heretofore amended or supplemented, the “Indenture”), providing for the issuance of the Company’s 7.60% Senior Notes due 2024 (the “Notes”);

WHEREAS, Section 902 of the Indenture provides that, subject to certain conditions, with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of any series, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into supplemental indentures for the purpose of changing in any manner or eliminating any of the provisions of the Indenture which affect such series of Securities or of modifying in any manner the rights of Holders of Securities under the Indenture;

WHEREAS, Holders of a majority in aggregate principal amount of Notes outstanding have consented to the amendments to the Indenture set forth below in this Supplemental Indenture;

WHEREAS, the Company is undertaking to execute and deliver this Supplemental Indenture to amend or eliminate certain terms and covenants in this Indenture in connection with the Offering Memorandum and Consent Solicitation Statement of the Company dated as of May 16, 2013, and any amendments, modifications or supplements thereto (the “Exchange Offer and Consent Solicitation”);

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Company is authorized or permitted under the Indenture;

WHEREAS, the Company has been authorized by Board Resolutions to enter into this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Company and to make this Supplemental Indenture valid and binding on the Company have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 902 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

Section 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof provided that the amendments to the Indenture set forth in Section 2.02, 2.03, 2.04 and 2.05 below shall not become operative unless and until Energy Transfer Partners, L.P., the indirect parent of the Company, consummates the Exchange Offer (as defined in the Exchange Offer and Consent Solicitation) with respect to the Notes pursuant to the terms and in the manner described in the Exchange Offer and Solicitation.

Section 2.02. ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE FIVE.

a)	Section 501 (Events of Default), clause (7) (cross-acceleration) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

b)	Section 514 (Waiver of Stay or Extension Laws) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

Section 2.03. ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE TEN.

a)	Section 1006 (Payment of Taxes and Other Claims) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

b)	Section 1007 (Maintenance of Properties) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

c)	Section 1008 (Corporate Existence) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

d)	Section 1009 (Limitation on Liens) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

e)	Section 1010 (Limitation on Sale and Leaseback Transactions) of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

Section 2.04. ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE FOURTEEN.

a)	Clauses (2), (3), (4), (5), (6) and (7) of Section 1404 (Conditions to Defeasance or Covenant Defeasance) of the Indenture are each hereby amended by deleting each such clause in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

b)	The Notes are hereby deemed to be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Third Supplemental Indenture.

c)	All definitions set forth in Section 101 of the Indenture that relate to defined terms used solely in sections deleted by this Third Supplemental Indenture are hereby deleted in their entirety.

Section 2.05. ELIMINATION OF CERTAIN PROVISION IN THE OFFICERS’ CERTIFICATE.

a)	Section 8(A) (Limitations on Restricted Payments) of the Officers’ Certificate is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

b)	Section 8(B) (Restriction on Transfer of Assets) of the Officers’ Certificate is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

c)	Section 8(C) (Limitation on Transactions with Affiliates) of the Officers’ Certificate is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”.

ARTICLE THREE

Section 3.01. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE. Except as expressly amended hereby, the Indenture, as amended or supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Company, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Company and the Trustee assumes no responsibility for their correctness.

Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Company in this Supplemental Indenture shall bind its successors and assigns.

Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, as of the date first above written.

SOUTHERN UNION COMPANY

BY:	/s/ Thomas P. Mason
Name:	Thomas P. Mason
Title:	Senior Vice President and General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee

BY:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

[Signature Page to the Supplemental Indenture]

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